Exhibit 3.10

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 3:00 P.M. 11/04/2002
020680529-3587365

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is AC Nielsen (US), Inc.

Second: Its registered office in the State of Delaware is to be located at 615 S. DuPont Hwy., in the City of Dover County of Kent Zip Code 19901. The registered agent in charge thereof is National Corporate Research, Ltd.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The amount of the total authorized capital stock of this corporation is Thirty Dollars ($30.00) divided into 3,000 shares of $.01 Dollars ($0.01) each.

Fifth: The name and mailing address of the incorporator are as follows:

Name	Mark Borino
Mailing Address	VNU, Inc., 770 Broadway,
New York, NY Zip Code 10003

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make , file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my had this 4th day of November, A.D. 2002.

By :	/s/ Mark Borino
(Incorporator)
Name:	Mark Borino
(Type or Print)

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*******

AC Nielsen (US), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused the Certificate to be signed by an authorized officer, this 19th day of March 2003.

/s/ Edward J. Riehl
Edward J. Riehl, Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 P.M. 03/20/2003
030188868 - 3587365

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is AC Nielsen (US), Inc. and the name of the corporation being merged into this surviving corporation is AC Nielsen Market Decisions, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is AC Nielsen (US), Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective upon filing on September 20, 2004.

SIXTH: The Agreement of Merger is on file at 150 N. Martingale Road, Schaumberg, IL 60173, the place of business of the surviving corporation.

SEVENTH: the surviving corporation on request, without cost will furnish a copy of the Agreement of Merger to any stockholder of the constituent corporation.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 17th day of September, A.D., 2004.

AC NIELSEN (US), INC.

By:	/s/ Mary A Dresdow
Name:	Mary A Dresdow
Title:	Secretary

State of Delaware
Secretary Of State
Division Of Corporations
Filed 04:47 P.M. 09/17/2004
SRV 040675610 - 3587365 FILE